SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2005

Intelsat, Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-50262	98-0346003
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Wellesley House North, 2nd Floor, 90 Pitts Bay Road, Pembroke, Bermuda	HM 08
(Address of Principal Executive Offices)	(Zip Code)

(441) 294-1650

Registrant’s telephone number, including area code

n/a

(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 31, 2005, Mark Moyer, Senior Vice President and Controller of Intelsat Global Service Corporation, and its principal accounting officer, resigned from his positions at Intelsat Global Service Corporation citing a desire to return to his family and home in Connecticut. Michael Hughes, who has served as Senior Director, Financial Planning and Analysis at Intelsat Global Service Corporation since November 2002, was appointed acting Controller and principal accounting officer effective May 31, 2005.

Prior to taking on his responsibilities as head of Financial Planning and Analysis at Intelsat Global Service Corporation, Mr. Hughes served as Vice President, Finance at the Satellite Services division of Lockheed Martin Global Telecommunications from August 2001 to November 2002. Between 1980 and July 2001, Mr. Hughes served in numerous financial functions at COMSAT Corporation, including as Vice President, Finance at COMSAT International from August 2000 to July 2001, Vice President, Finance at COMSAT Satellite Services from 1996 to July 2000, and Controller at COMSAT Satellite Services from 1992 to 1996. Mr. Hughes is 49 years old.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

INTELSAT, LTD.

By:	/s/ William Atkins
Name:	William Atkins
Title:	Chief Financial Officer